Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Record Fourth Quarter 2024 Financial Results and Provides 2025 Guidance
FOURTH QUARTER 2024 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $49.2 million, or 14.5%, to a record $388.4 million in Q4 2024 from $339.2 million in Q4 2023.
•Net income increased $31.2 million to $34.0 million in Q4 2024, compared to $2.8 million in Q4 2023. Results for Q4 2023 include a non-cash unrealized loss of $19.4 million, net of tax, related to the company's investment in a hospital-at-home company.
•Adjusted EBITDA(10), a non-GAAP measure, increased $15.4 million, or 37.3%, to $56.8 million in Q4 2024 from $41.4 million in Q4 2023.
•Diluted earnings per share increased $1.69, to $1.84 in Q4 2024, compared to $0.15 in Q4 2023. Results for Q4 2023 include the non-cash unrealized loss related to the company's investment in a hospital-at-home company, which had an unfavorable impact of $1.00 on diluted earnings per share in Q4 2023.
•Adjusted diluted earnings per share(10), a non-GAAP measure, increased $0.61, or 47.3%, to $1.90 in Q4 2024 from $1.29 in Q4 2023.
•Net cash provided by operating activities increased $59.2 million, or 73.7%, to a record $139.6 million in Q4 2024, compared to $80.4 million in Q4 2023.
FULL YEAR 2024 FINANCIAL HIGHLIGHTS AND 2025 GUIDANCE
•Revenues before reimbursable expenses increased $124.0 million, or 9.1%, to a record $1.49 billion for 2024 from $1.36 billion for 2023.
•Net income increased $54.1 million, or 86.7%, to $116.6 million for 2024, compared to $62.5 million for 2023. Results for 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff. Results for 2023 include a non-cash unrealized loss of $19.4 million, net of tax, related to the company's investment in a hospital-at-home company.
•Adjusted EBITDA(10), a non-GAAP measure, increased $33.8 million, or 20.2%, to $201.2 million for 2024 from $167.3 million for 2023.
•Diluted earnings per share increased $3.08, or 96.6%, to a record $6.27 for 2024, compared to $3.19 for 2023. Results for 2024 include the litigation settlement gain related to the completed legal matter in which Huron was the plaintiff, which had a favorable impact of $0.60 on diluted earnings per share for the period. Results for 2023 include the non-cash unrealized loss related to the company's investment in a hospital-at-home company, which had an unfavorable impact of $0.99.
•Adjusted diluted earnings per share(10), a non-GAAP measure, increased $1.56, or 31.8%, to a record $6.47 for 2024 from $4.91 for 2023.

•Net cash provided by operating activities increased $66.1 million, or 48.8%, to a record $201.3 million for 2024, compared to $135.3 million for 2023.
•Huron returned $122.2 million to shareholders by repurchasing 1.2 million shares of the company's common stock in 2024, representing 6.6% of the company's common stock outstanding as of December 31, 2023.
•Huron provides full year 2025 guidance, including revenues before reimbursable expenses in a range of $1.58 billion to $1.66 billion.
OTHER HIGHLIGHTS
•Huron will host an Investor Day on Tuesday, March 25, 2025 with members of Huron’s leadership team to provide an update on the company’s strategy and financial goals.
•Huron was named a “Best Place to Work” by Glassdoor, one of the world's largest and most influential communities for workplace conversations, for a 2nd consecutive year.
•Huron was named a “Best Place to Work for Supporting Family Caregiving” by U.S. News & World Report. Huron was recognized as one of the 80 best publicly traded companies across 29 industries to help employees and job seekers make decisions about workplaces that best support their responsibility of caring for loved ones.

CHICAGO - Feb 25, 2025 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the quarter and year ended December 31, 2024.
“The fourth quarter of 2024 produced record revenues before reimbursable expenses (RBR) as our growth rate accelerated, reflecting strong performance across all three operating segments. We also drove strong margin expansion over the prior year period,” said Mark Hussey, chief executive officer and president of Huron. “2024 was another strong year for Huron, consistent with the financial goals we established at our 2022 Investor Day. Full year RBR achieved a record high and was our fourth year of consecutive growth, delivering 9% growth over the prior year. We also expanded our margins, while generating record diluted earnings per share and cash flows. It is only because of our highly talented and dedicated team and our clients that these results were possible.”
“Building on our recent momentum, we believe that the primary end markets in which we compete will continue to create growth opportunities for our broad portfolio of offerings. Our integrated growth strategy focused on combining our broad portfolio of offerings with our leading market positions in healthcare and education, our expanding presence in commercial industries, and our rapidly growing digital capabilities position us well to respond to ongoing market demand and continue to create sustainable value for our shareholders,” added Hussey.
FOURTH QUARTER 2024 RESULTS
Revenues before reimbursable expenses increased $49.2 million, or 14.5%, to a record $388.4 million for the fourth quarter of 2024, compared to $339.2 million for the fourth quarter of 2023. This revenue growth was highlighted by 19.0% growth in the Consulting and Managed Services capability and 8.6% growth in the Digital capability in the aggregate across all industries; and reflects the company's focus on accelerating its growth in the healthcare and education industries and growing its presence in commercial industries.
Net income increased $31.2 million to $34.0 million, or 8.5% of total revenues, for the fourth quarter of 2024, compared to $2.8 million, or 0.8% of total revenues, for the same quarter last year. Results for Q4 2023 include a non-cash unrealized loss of $19.4 million, net of tax, related to the company's investment in a hospital-at-home company. Diluted earnings per share increased $1.69, to $1.84 for the fourth quarter of 2024, compared to $0.15 for the fourth quarter of 2023. The non-cash unrealized loss related to the investment had an unfavorable impact of $1.00 on diluted earnings per share in the fourth quarter of 2023.
Fourth quarter 2024 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(10) increased $46.2 million to $58.9 million, compared to $12.7 million in the same prior year period. Results for the fourth quarter of 2023 include the non-cash unrealized pre-tax loss of $26.3 million related to the company's investment in a hospital-at-home company.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended December 31,
	2024	2023
Amortization of intangible assets	$1,600	$2,017
Restructuring charges	$2,383	$2,165
Other losses (gains), net	$326	$(242)
Transaction-related expenses	$545	$55
Unrealized loss on preferred stock investment	$—	$26,262
Gain on sale of business	$(3,597)	$—
Tax effect of adjustments	$(57)	$(8,018)
Foreign currency transaction losses (gains), net	$(1,790)	$440
Adjusted EBITDA(10) increased $15.4 million, or 37.3%, to $56.8 million, or 14.6% of revenues before reimbursable expenses(10), in the fourth quarter of 2024, compared to $41.4 million, or 12.2% of revenues before reimbursable expenses(10), in the same quarter last year. Adjusted net income(10) increased $10.1 million, or 40.4%, to $35.2 million, or $1.90 per diluted share, for the fourth quarter of 2024, compared to $25.1 million, or $1.29 per diluted share, for the same quarter in 2023.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 5.0% to 4,694 as of December 31, 2024 from 4,469 as of December 31, 2023. The utilization rate(9) of the company's Consulting capability was 77.2% during the fourth quarter of 2024, compared to 76.8% during the same period last year. The utilization rate(9) for the company's Digital capability was 77.7% during the fourth quarter of 2024, compared to 80.5% during the same period last year. The number of Managed Services professionals increased 45.7% to 1,530 as of December 31, 2024 from 1,050 as of December 31, 2023.
FULL YEAR 2024 RESULTS
Revenues before reimbursable expenses increased $124.0 million, or 9.1%, to a record $1.49 billion for full year 2024, compared to $1.36 billion for full year 2023. The increase in revenues before reimbursable expenses was driven by continued strength in demand for both the company's Consulting and Managed Services capability and Digital capability within the Healthcare and Education segments, and reflects the company's focus on accelerating growth in the healthcare and education industries. These increases in demand were partially offset by a decrease in demand for Commercial's Digital and Consulting and Managed Services capabilities.
Net income increased $54.1 million, or 86.7%, to $116.6 million, or 7.7% of total revenues, for full year 2024, compared to $62.5 million, or 4.5% of total revenues, in the same prior year period. Results for full year 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff; and results for full year 2023 include a non-cash unrealized loss of $19.4 million, net of tax, related to the company's investment in a hospital-at-home company. Diluted earnings per share increased $3.08, or 96.6%, to a record $6.27 for full year 2024, compared to $3.19 in the same prior year period. The litigation settlement gain recognized in the second quarter of 2024 had a favorable impact of $0.60 on diluted earnings per share for in 2024. The non-cash unrealized loss related to the investment had an unfavorable impact of $0.99 on diluted earnings per share in 2023.
EBITDA(10) for full year 2024 increased $75.9 million, or 58.8%, to $205.0 million, compared to $129.1 million in the same prior year period. Results for full year 2024 include the pre-tax $15.0 million litigation settlement gain related to the completed legal matter in which Huron was the plaintiff. Results for full year 2023 include the non-cash unrealized pre-tax loss of $26.3 million related to the company's investment in a hospital-at-home company.

In addition to using EBITDA(10) to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Twelve Months Ended December 31,
	2024	2023
Amortization of intangible assets	$6,517	$8,219
Restructuring charges	$9,913	$11,550
2024 litigation settlement gain(11)	$(11,701)	$—
Other losses (gains), net	$804	$(444)
Transaction-related expenses	$2,861	$357
Unrealized loss on preferred stock investment	$—	$26,262
Gain on sale of business	$(3,597)	$—
Tax effect of adjustments	$(977)	$(12,175)
Foreign currency transaction losses (gains), net	$(2,138)	$476
Adjusted EBITDA(10) increased $33.8 million, or 20.2%, to $201.2 million, or 13.5% of revenues before reimbursable expenses(10), for full year 2024, compared to $167.3 million, or 12.3% of revenues before reimbursable expenses(10), in the same prior year period. Adjusted net income(10) increased $24.2 million, or 25.1%, to $120.4 million, or a record of $6.47 per diluted share, for full year 2024, compared to $96.2 million, or $4.91 per diluted share, for the same prior year period.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 5.0% to 4,694 as of December 31, 2024 from 4,469 as of December 31, 2023. The utilization rate(9) of the company's Consulting capability was 73.6% for full year 2024, compared to 76.6% during the same period last year. The utilization rate(9) for the company's Digital capability increased to 76.0% for full year 2024, compared to 75.3% during the same period last year. The number of Managed Services professionals increased 45.7% to 1,530 as of December 31, 2024 from 1,050 as of December 31, 2023.
Additionally, Huron returned $122.2 million to shareholders in 2024 through repurchases of 1,218,434 shares of the company's common stock, representing 6.6% of the company's common stock outstanding as of December 31, 2023.
OPERATING INDUSTRIES
The company’s full year 2024 revenues before reimbursable expenses by operating segment as a percentage of total company revenues before reimbursable expenses are as follows: Healthcare (51%); Education (32%); and Commercial (17%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Annual Report on Form 10-K filing for the year ended December 31, 2024.
OUTLOOK FOR 2025
Based on currently available information, the company provided guidance for full year 2025 revenues before reimbursable expenses in a range of $1.58 billion to $1.66 billion. The company also anticipates adjusted EBITDA as a percentage of revenues before reimbursable expenses(10) in a range of 14.0% to 14.5%, and adjusted diluted earnings per share(10) guidance in a range of $6.80 to $7.60.
FOURTH QUARTER 2024 WEBCAST
The company will host a webcast to discuss its financial results today, February 25, 2025, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
INVESTOR DAY
Huron will host an Investor Day on Tuesday, March 25, 2025 beginning at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Interested parties attending in person must register for the event on Huron's investor relations website at http://ir.huronconsultinggroup.com prior to March 18, 2025. In-person participation is open to institutional investors and analysts.
Chief executive officer and president, C. Mark Hussey, chief financial officer, John D. Kelly, and other members of Huron’s leadership team will provide an update on the company’s strategy and financial goals. In addition to management’s prepared remarks, there will be a question-and-answer (“Q&A”) session.
After the conclusion of the event, a transcript and replay of the video webcast, including the Q&A session, will be available on Huron's investor relations website at http://ir.huronconsultinggroup.com for one year.
USE OF NON-GAAP FINANCIAL MEASURES(10)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of revenues before reimbursable expenses and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that partners with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2024 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Revenues before reimbursable expenses	$388,421	$339,228	$1,486,085	$1,362,060
Reimbursable expenses	10,893	10,777	35,720	36,695
Total revenues	399,314	350,005	1,521,805	1,398,755
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	260,320	234,342	1,010,077	942,697
Reimbursable expenses	10,569	10,524	35,715	36,766
Selling, general and administrative expenses	72,170	67,075	286,655	257,932
Other losses (gains), net	326	(242)	(14,196)	(444)
Restructuring charges	2,383	2,165	9,913	11,550
Depreciation and amortization	6,496	6,285	24,822	24,906
Total operating expenses	352,264	320,149	1,352,986	1,273,407
Operating income	47,050	29,856	168,819	125,348
Other income (expense), net:
Interest expense, net of interest income	(5,453)	(4,427)	(25,347)	(19,573)
Other income (expense), net	5,183	(23,661)	10,544	(21,880)
Total other expense, net	(270)	(28,088)	(14,803)	(41,453)
Income before taxes	46,780	1,768	154,016	83,895
Income tax expense (benefit)	12,791	(1,064)	37,390	21,416
Net income	$33,989	$2,832	$116,626	$62,479
Earnings per share:
Net income per basic share	$1.92	$0.15	$6.52	$3.32
Net income per diluted share	$1.84	$0.15	$6.27	$3.19
Weighted average shares used in calculating earnings per share:
Basic	17,743	18,510	17,894	18,832
Diluted	18,522	19,389	18,613	19,601
Comprehensive income (loss):
Net income	$33,989	$2,832	$116,626	$62,479
Foreign currency translation adjustments, net of tax	(3,288)	795	(3,391)	512
Unrealized gain (loss) on investment, net of tax	4,031	4,735	(4,177)	7,811
Unrealized gain (loss) on cash flow hedging instruments, net of tax	1,397	(3,381)	(3,373)	(3,615)
Other comprehensive income (loss)	2,140	2,149	(10,941)	4,708
Comprehensive income	$36,129	$4,981	$105,685	$67,187

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$21,911	$12,149
Receivables from clients, net	197,771	162,566
Unbilled services, net	160,017	190,869
Income tax receivable	1,355	6,385
Prepaid expenses and other current assets	28,063	28,491
Total current assets	409,117	400,460
Property and equipment, net	21,678	23,728
Deferred income taxes, net	2,546	2,288
Long-term investments	69,712	75,414
Operating lease right-of-use assets	19,176	24,131
Other non-current assets	116,569	92,336
Intangible assets, net	26,076	18,074
Goodwill	678,743	625,711
Total assets	$1,343,617	$1,262,142
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,539	$10,074
Accrued expenses and other current liabilities	26,768	33,087
Accrued payroll and related benefits	247,579	225,921
Current maturities of long-term debt	13,750	—
Current maturities of operating lease liabilities	12,315	11,032
Deferred revenues	26,869	22,461
Total current liabilities	338,820	302,575
Non-current liabilities:
Deferred compensation and other liabilities	42,481	35,665
Long-term debt, net of current portion	342,857	324,000
Operating lease liabilities, net of current portion	29,686	38,850
Deferred income taxes, net	28,446	28,160
Total non-current liabilities	443,470	426,675
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 20,780,928 and 21,316,441 shares issued, respectively	208	212
Treasury stock, at cost, 3,065,633 and 2,852,296 shares, respectively	(160,093)	(142,136)
Additional paid-in capital	177,673	236,962
Retained earnings	531,653	415,027
Accumulated other comprehensive income	11,886	22,827
Total stockholders’ equity	561,327	532,892
Total liabilities and stockholders’ equity	$1,343,617	$1,262,142

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$116,626	$62,479
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	25,300	24,938
Non-cash lease expense	6,065	6,321
Lease-related impairment charges	3,513	6,248
Share-based compensation	45,074	45,697
Amortization of debt discount and issuance costs	1,078	769
Allowances for doubtful accounts	3,073	421
Deferred income taxes	2,613	(6,182)
Gain on sale of property and equipment	(101)	(64)
Gain on sale of business, excluding transaction costs	(4,309)	—
Change in fair value of contingent consideration liabilities	(533)	(490)
Change in fair value of preferred stock investment	—	26,262
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(30,496)	(15,046)
(Increase) decrease in unbilled services, net	31,123	(49,051)
(Increase) decrease in current income tax receivable / payable, net	5,412	(5,139)
(Increase) decrease in other assets	(8,153)	(6,535)
Increase (decrease) in accounts payable and other liabilities	(12,228)	(6,948)
Increase (decrease) in accrued payroll and related benefits	16,370	51,022
Increase (decrease) in deferred revenues	892	560
Net cash provided by operating activities	201,319	135,262
Cash flows from investing activities:
Purchases of property and equipment	(8,651)	(9,444)
Investments in life insurance policies	(2,594)	(3,074)
Distributions from life insurance policies	—	2,956
Purchases of businesses, net of cash acquired	(49,503)	(1,613)
Capitalization of internally developed software costs	(23,932)	(25,742)
Proceeds from note receivable	154	154
Proceeds from sale of property and equipment	102	111
Proceeds from divestiture of business	4,675	—
Net cash used in investing activities	(79,749)	(36,652)
Cash flows from financing activities:
Proceeds from exercises of stock options	1,832	2,524
Shares redeemed for employee tax withholdings	(22,085)	(10,536)
Share repurchases	(123,006)	(122,757)
Proceeds from bank borrowings	743,500	354,000
Repayments of bank borrowings	(709,813)	(320,000)
Payments for debt issuance costs	(1,446)	(58)
Deferred payments on business acquisition	(617)	(1,500)
Net cash used in financing activities	(111,635)	(98,327)
Effect of exchange rate changes on cash	(173)	32
Net increase in cash and cash equivalents	9,762	315
Cash and cash equivalents at beginning of the period	12,149	11,834
Cash and cash equivalents at end of the period	$21,911	$12,149

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended December 31,		Percent Increase (Decrease)	Twelve Months Ended December 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2024	2023		2024	2023
Healthcare:
Revenues before reimbursable expenses	$202,287	$171,995	17.6%	$756,263	$673,989	12.2%
Operating income	$61,337	$44,606	37.5%	$208,928	$172,900	20.8%
Segment operating margin	30.3%	25.9%		27.6%	25.7%
Education:
Revenues before reimbursable expenses	$118,837	$103,779	14.5%	$474,221	$429,663	10.4%
Operating income	$26,615	$21,986	21.1%	$108,521	$99,098	9.5%
Segment operating margin	22.4%	21.2%		22.9%	23.1%
Commercial:
Revenues before reimbursable expenses	$67,297	$63,454	6.1%	$255,601	$258,408	(1.1)%
Operating income	$12,000	$14,231	(15.7)%	$51,198	$54,202	(5.5)%
Segment operating margin	17.8%	22.4%		20.0%	21.0%
Total Huron:
Revenues before reimbursable expenses	$388,421	$339,228	14.5%	$1,486,085	$1,362,060	9.1%
Reimbursable expenses	10,893	10,777	1.1%	35,720	36,695	(2.7)%
Total revenues	$399,314	$350,005	14.1%	$1,521,805	$1,398,755	8.8%

Items not allocated at the segment level:
Unallocated corporate expenses	47,794	45,441	5.2%	191,180	175,206	9.1%
Other gains, net	56	(242)	(123.1)%	(14,466)	(444)	N/M
Restructuring charges	1,389	1,323	5.0%	7,590	8,204	(7.5)%
Depreciation and amortization	3,663	4,445	(17.6)%	15,524	17,886	(13.2)%
Operating income	47,050	29,856	57.6%	168,819	125,348	34.7%
Other expense, net	(270)	(28,088)	(99.0)%	(14,803)	(41,453)	(64.3)%
Income before taxes	$46,780	$1,768	N/M	$154,016	$83,895	83.6%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1)(2):
Healthcare	1,218	1,126	8.2%	1,218	1,126	8.2%
Education	1,141	1,080	5.6%	1,141	1,080	5.6%
Commercial(3)	2,335	2,263	3.2%	2,335	2,263	3.2%
Total (excluding Managed Services)	4,694	4,469	5.0%	4,694	4,469	5.0%
Managed Services(4)	1,530	1,050	45.7%	1,530	1,050	45.7%
Total	6,224	5,519	12.8%	6,224	5,519	12.8%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(5)(6)	$229,444	$192,883	19.0%	$863,859	$782,020	10.5%
Digital	158,977	146,345	8.6%	622,226	580,040	7.3%
Total	$388,421	$339,228	14.5%	$1,486,085	$1,362,060	9.1%
Number of revenue-generating professionals by capability (at period end)(1)(7):
Consulting(5)(8)	1,729	1,598	8.2%	1,729	1,598	8.2%
Managed Services(5)(8)	1,530	1,050	45.7%	1,530	1,050	45.7%
Digital	2,965	2,871	3.3%	2,965	2,871	3.3%
Total	6,224	5,519	12.8%	6,224	5,519	12.8%
Utilization rate by capability(9):
Consulting	77.2%	76.8%		73.6%	76.6%
Digital	77.7%	80.5%		76.0%	75.3%

(1)    Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle management and research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    During the first quarter of 2024, we reclassified certain revenue-generating professionals within our Digital capability from our Healthcare and Education segments to our Commercial segment as these professionals are able to provide services across all of our industries. This reclassification did not impact the total Digital capability headcount for any period. The prior period headcount has been revised for consistent presentation.
(3)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(4)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle billing, collections, insurance verification and change integrity services to clients. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients. See footnote 8 below for additional information on the number of Managed Services professionals within our Healthcare and Education segments.
(5)    During the first quarter of 2024, we reclassified one of the offerings within Education's Consulting capability to Education's Managed Services capability. This reclassification did not impact the aggregate revenues before reimbursable expenses for any period, and the prior period Education Managed Services capability revenues before reimbursable expenses and headcount in the following footnotes have been revised for consistent presentation.
(6)    Managed Services capability revenues before reimbursable expenses within our Healthcare segment was $24.0 million and $16.3 million for the three months ended December 31, 2024 and 2023, respectively; and $77.5 million and $70.1 million for the years ended December 31, 2024 and 2023, respectively.
Managed Services capability revenues before reimbursable expenses within our Education segment was $7.4 million and $7.6 million for the three months ended December 31, 2024 and 2023, respectively; and $28.2 million and $29.6 million for the years December 31, 2024 and 2023, respectively.
(7)    During the fourth quarter of 2024, we revised the presentation of our revenue-generating professionals by capability to separately present our revenue-generating professionals in our Consulting capability from our revenue-generating professionals in our Managed Services capability. This change in presentation did not impact the headcount by capability for any period, and the prior period headcount has been revised for consistent presentation.
(8)    The number of Managed Services professionals within our Healthcare segment was 1,420 and 924 as of December 31, 2024 and 2023, respectively.
The number of Managed Services professionals within our Education segment was 110 and 126 as of December 31, 2024 and 2023, respectively.
(9)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(10)
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues before reimbursable expenses	$388,421	$339,228	$1,486,085	$1,362,060
Reimbursable expenses	10,893	10,777	35,720	36,695
Total revenues	$399,314	$350,005	$1,521,805	$1,398,755
Net income	$33,989	$2,832	$116,626	$62,479
Net income as a percentage of total revenues	8.5%	0.8%	7.7%	4.5%
Add back:
Income tax expense (benefit)	12,791	(1,064)	37,390	21,416
Interest expense, net of interest income	5,453	4,427	25,347	19,573
Depreciation and amortization	6,696	6,489	25,663	25,672
Earnings before interest, taxes, depreciation and amortization (EBITDA)(10)	58,929	12,684	205,026	129,140
Add back:
Restructuring charges	2,383	2,165	9,913	11,550
2024 litigation settlement gain(11)	—	—	(11,701)	—
Other losses (gains), net	326	(242)	804	(444)
Transaction-related expenses	545	55	2,861	357
Unrealized loss (gain) on preferred stock investment	—	26,262	—	26,262
Gain on sale of business	(3,597)	—	(3,597)	—
Foreign currency transaction losses (gains), net	(1,790)	440	(2,138)	476
Adjusted EBITDA(10)	$56,796	$41,364	$201,168	$167,341
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(10)	14.6%	12.2%	13.5%	12.3%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(10)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$33,989	$2,832	$116,626	$62,479
Weighted average shares - diluted	18,522	19,389	18,613	19,601
Diluted earnings per share	$1.84	$0.15	$6.27	$3.19
Add back:
Amortization of intangible assets	1,600	2,017	6,517	8,219
Restructuring charges	2,383	2,165	9,913	11,550
2024 litigation settlement gain(11)	—	—	(11,701)	—
Other losses (gains), net	326	(242)	804	(444)
Transaction-related expenses	545	55	2,861	357
Unrealized loss on preferred stock investment	—	26,262	—	26,262
Gain on sale of business	(3,597)	—	(3,597)	—
Tax effect of adjustments	(57)	(8,018)	(977)	(12,175)
Total adjustments, net of tax	1,200	22,239	3,820	33,769
Adjusted net income(10)	$35,189	$25,071	$120,446	$96,248
Adjusted weighted average shares - diluted	18,522	19,389	18,613	19,601
Adjusted diluted earnings per share(10)	$1.90	$1.29	$6.47	$4.91

(10)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(11)    The non-GAAP financial measures for the year ended December 31, 2024 include an adjustment for the 2024 litigation settlement gain. In the second quarter of 2024, the company settled a litigation matter in which Huron was the plaintiff for $15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on the consolidated statement of operations. The company has excluded from the non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of Huron's business. Of the $3.3 million third-party legal costs incurred for this matter in 2024, $2.7 million was incurred in the first quarter and $0.6 million was incurred in the second quarter. Third-party legal expenses are recorded as a component of selling, general and administrative expenses on the statement of operations. Third-party legal costs incurred for this litigation matter during the three and twelve months ended December 31, 2023 were $1.9 million and $4.0 million, respectively.